SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 30, 2009

Stamford Industrial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 21st Floor, Stamford Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 428-2200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, Concord Steel, Inc. (“Concord”), the Registrant’s wholly-owned subsidiary, is the borrower under a senior secured credit agreement (the “Credit Agreement”) with Bank of America, N.A. (successor to LaSalle Bank National Association), as administrative agent (the “Administrative Agent”) and the other lenders party thereto (collectively with the Administrative Agent,  the “Lenders”), dated October 3, 2006, and amended pursuant to the First Amendment Agreement and Second Amendment Agreement, dated December 31, 2007 and March 13, 2008, respectively.  The Credit Agreement is guaranteed by the Registrant and each of the subsidiaries of Concord (the “Subsidiaries”) and secured by substantially all of the assets of the Registrant, Concord and the Subsidiaries.  The Credit Agreement established a commitment by the Lenders to provide up to $40.0 million in the aggregate of loans and other financial accommodations consisting of (i) a five-year senior secured term loan in an aggregate principal amount of $28.0 million (the “Term Loan”), (ii) a five-year senior secured revolving credit facility in the aggregate principal amount of up to $10.0 million (the “Revolver Facility”), and (iii) a five-year senior secured capital expenditure facility in the aggregate principal amount of up to $2.0 million (the “Capex Facility”).  As of the date hereof, the balance due under the Credit Agreement is $18.0 million, consisting of $18.0 million due under the Term Loan.  No borrowings are outstanding under the Revolver Facility or the Capex Facility (which expired in accordance with its terms on March 3, 2007).

The Registrant has previously disclosed that it expects that it may be in violation of one or more of the financial covenants under the Credit Agreement as of the end of the quarter ended June 30, 2009 due to the effect on its financial condition as a result of continuing adverse economic conditions.  As a result, the Registrant has been engaged in discussions with the Lenders with the objective of modifying the Credit Agreement in order to address the violations and Concord’s ability to comply with the Credit Agreement on an ongoing basis, but has not yet been able to negotiate a satisfactory modification to the Credit Agreement.  Pending the resolution of its dialogue with the Lenders, the Registrant has elected not to make a required scheduled payment on June 30, 2009 to the Lenders in an amount equal to $1.0 million, representing an amortized payment of principal together with interest due, even though it has sufficient cash to make such payment. Moreover, the Registrant now believes that it is in violation of one or more of the financial covenants under the Credit Agreement, including its covenant relating to its consolidated leverage ratio and consolidated fixed charge ratio.  These actions and conditions constitute events of default under the Credit Agreement.

Upon the occurrence and during the continuation of an event of default under the Credit Agreement, the Administrative Agent, with the consent of the Lenders, could, without limitation, take the following actions: (i) terminate all of the commitments to loan money or issue letters of credit to Concord under the Credit Agreement, (ii) declare all amounts due under the Credit Agreement immediately due and payable, (iii) increase the rate of interest on the outstanding loans by two percent per annum, and/or (iv) exercise all of its rights and remedies under the Credit Agreement and related security documents and applicable law, including any rights to seize substantially all of the Registrant’s, Concord’s and the Subsidiaries’ assets, each of which could adversely affect the Registrant’s ability to continue to operate as a going concern.  The Lenders have, however, informed the Registrant that, while they will not make any further loans under the Credit Agreement until the defaults are cured, they are not currently planning to declare the loans under the Credit Agreement due and payable subject to continuing discussions.

If an amendment to the Credit Agreement is entered into, the Registrant expects to incur upfront fees and higher interest costs as a result of any such amendment.  An amendment could also involve other changes to the Credit Agreement not directly related to changing the relevant financial covenants that could restrict the Registrant’s operations, including the Registrant’s ability to consummate acquisitions. While the Registrant expects to continue negotiations with the Lenders regarding modifications to the Credit Agreement, the Registrant cannot make any assurances that the Lenders will continue to forbear from exercising their rights under the Credit Agreement, that the Registrant has or can raise sufficient funds to repay all of the outstanding amounts under the Credit Agreement, that it will be able to successfully enter into an amendment of the Credit Agreement or that it will be able to otherwise resolve outstanding matters with the Lenders in a manner satisfactory to the Registrant.  Any such failure to enter into an amendment to the Credit Agreement on terms satisfactory to the Registrant would have a material adverse effect on the Registrant’s business, financial condition and results of operations and could be expected to have a material adverse effect on the market price of the Registrant’s common stock.

As a result of the conditions described herein, the Registrant is performing an analysis of its intangible and other non-current assets to determine if they are impaired and should be written down.  The Registrant is also assessing the need for a valuation allowance for its deferred tax assets.  These actions may have a material adverse effect on the financial condition of the Registrant or the market price of the Registrant’s common stock.

Forward-looking Statements

This Current Report on Form 8-K includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. The Registrant may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These forward-looking and other statements, which are not historical facts, are based largely upon our current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, our inability to secure necessary financing, any inability to satisfactorily cure existing defaults under our credit agreement and continue to comply with the financial covenants and other obligations under our credit agreement or otherwise continue to operate as a going concern, our ability to implement our acquisition growth strategy and integrate and successfully manage any businesses that we acquire, our ability to continue to grow revenues in our operating divisions, our ability to use our net operating loss carry forward, changes in the Registrant’s  relationship with customers, changes in the  demand for counterweights or the growth of the construction industry, changes in our relationship with our unionized employees, the current economic downturn and its effect on the credit and capital markets as well as the industries and customers that use our products,  declines in the business of our customers, the loss of major customers, reductions to our deferred tax assets or recognition of such assets, the price of steel, and other factors described in the “Risk Factors” section of the Registrant’s  filings with the Securities and Exchange Commission, including the Registrant’s  latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.stamfordig.com or the Securities and Exchange Commission’s web site at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAMFORD INDUSTRIAL GROUP, INC.

By:	/ s/ Jonathan LaBarre
Jonathan LaBarre
Chief Financial Officer, Treasurer and Secretary

Dated: July 1, 2009